UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2018

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

By written consent dated January 15, 2018, Pelican Permian, LLC (which beneficially owns approximately 80% of the voting shares of equity securities of Aly Energy Services, Inc.) elected a slate of eight directors, each to serve until his successor is elected and qualified. The slate of directors is as follows:

Munawar H. Hidayatallah (Executive Chairman)

Shauvik Kundagrami

Greg Price

James Hennessy

Tim Pirie

Kouros Sariri

Saeed Sheikh

Zane Tankel

In addition to six continuing directors, the slate of directors includes the following new directors:

James Hennessy, 68, has, since 2013 and 2016, respectively, served as a director of the general partners of two private equity funds: Waterton Precious Metals Fund II Cayman, LP and Waterton Mining Parallel Fund. The two funds are headquartered in Toronto and invest in precious metal mining assets located primarily in Nevada, Arizona and Ontario, Canada. From 2002 to 2007, Mr Hennessy was CEO of ING Funds, which was the U.S. mutual funds division of Netherlands based ING Group. Before that, Mr Hennessy practiced corporate law in New York City and then joined a private equity firm and served as a corporate officer with various financial services companies including a California based mortgage bank where he served as CEO. Mr Hennessy is also Chairman of the Law, Science and Innovation Center at the Sandra Day O’Connor School of Law at Arizona State University.

Greg Price, 65, was elected as President and chief operating officer of Aly Energy Services, Inc. (the “Company”) in December 2016. From April 2016 until such date, he served as a Special Advisor to the CEO of the Company. From 2005 to 2016, he served in various positions, including President of Directional Drilling Services and President of Rental Tubular Division, at Allis-Chalmers Energy Inc., which was acquired in 2011 and subsequently named Archer.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Reference is hereby made to the disclosure set forth under Item 5.02 above.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: January 17, 2018	By:	/s/ Shauvik Kundagrami
	Name:	Shauvik Kundagrami
	Title:	Vice Chairman and CEO

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